Exhibit 99.2

Profile:

S&T Bancorp, Inc. is a $4.8 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 55 branch offices that provide a full range of financial services to individuals and businesses in Allegheny, Armstrong, Blair, Butler, Cambria, Centre, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties. Additionally, S&T has loan production offices in northeast Ohio and central Ohio.

Investment Thesis:

•	Stable Western PA economy

•	Long-term Marcellus Shale benefit

•	Opportunistic & effective acquisitions/expansions

•	Loan growth

•	Excellent asset quality

•	Demonstrated expense discipline and efficiency

•	Historically high performer

•	Undervalued compared to peer

Recent Mergers and Expansions:

June 18, 2014

S&T Bank branch opens in State College, PA.

January 21, 2014

S&T Bank loan production office opens to service central Ohio.

August 27, 2012

S&T Bank loan production office opens to service northeast Ohio.

August 13, 2012

S&T Bank acquired Gateway Bank of PA adding 2 offices in Cranberry Township and McMurray. Gateway had approximately $99 million in loans and $105 million in deposits.

March 9, 2012

S&T Bank acquired Mainline Bancorp adding 8 offices in Blair and Cambria County. Mainline Bancorp had approximately $130 million in loans and $206 million in deposits.

    MEMBER FDIC

Key Statistics:

(Data as of 06.30.14)		(Data as of 06.30.14)
Total Assets (in $ millions)	$4,788	Stock Price	$24.85
Common BV/Share	$20.04	Market Cap (in $ millions)	$740
Tangible BV/Share	$14.07	Dividend Yield (annualized)	2.74%
		Price/Earnings (LTM)	14.0

55 Branches in 12 Western Pennsylvania Counties & 2 Loan Production Offices in Ohio

Total Annualized Shareholder Return

Includes reinvested dividends

(Data as of 06.30.14)

	1 YR	3 YR	5 YR	10 YR
STBA	30.09%	13.56%	18.80%	0.78%
NASDAQ Bank	20.07%	16.53%	13.43%	1.31%
KRX-Dow Jones KBW Regional Bank	21.55%	17.00%	18.15%	NA
S&P 500	24.45%	16.54%	18.80%	7.77%

Source: Bloomberg

Senior Management:

Todd D. Brice

President and Chief Executive Officer

Mark Kochvar

Senior Executive Vice President, Chief Financial Officer

David G. Antolik

Senior Executive Vice President, Chief Lending Officer

David P. Ruddock

Senior Executive Vice President, Chief Operating Officer

Investor Relations Contact:

Mark Kochvar

S&T Bancorp, Inc.,

800 Philadelphia Street

Indiana, PA 15701

724.465.4826

mark.kochvar@stbank.net

For more information visit stbancorp.com.

Common stock traded on the NASDAQ under the symbol STBA

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2014.

Boenning & Scattergood

Matthew Schultheis — 610.832.5290

mschultheis@boenninginc.com

Guggenheim Partners

Taylor Brodarick — 615.208.1222

taylor.brodarick@guggenheimpartners.com

Keefe, Bruyette & Woods

Collyn Gilbert — 973.549.4092

collyn.gilbert@kbw.com

Raymond James

William Wallace — 301.657.1548

william.wallace@raymondjames.com

RBC Capital Markets

Jake Civiello — 617.725.2152

jake.civiello@rbccm.com

Sterne Agee

Matthew Breese — 207.699.5800

mbreese@sterneagee.com

Financial Highlights:

	2014	2013	2012
	June 30 YTD	Full Year	Full Year
Net Income (in $ thousands)	$28,753	$50,539	$34,200
Diluted Earnings per Share	$0.97	$1.70	$1.18
Dividends Declared per Share	$0.33	$0.61	$0.60

Total Assets (in $ millions)	$4,788	$4,533	$4,527
Total Loans (in $ millions)	$3,728	$3,568	$3,369
Total Deposits (in $ millions)	$3,865	$3,672	$3,638

Return on Average Assets (annualized)	1.25%	1.12%	0.79%
Return on Average Equity (annualized)	9.91%	9.21%	6.62%
Net Interest Margin (FTE)	3.54%	3.50%	3.57%

Nonperforming Assets/Loans + OREO	0.41%	0.64%	1.66%
Allowance for Loan Losses/Total Loans	1.25%	1.30%	1.38%
Net Loan Charge-offs (annualized) / Average Loans	–0.07%	0.25%	0.78%

Risk-based Capital - Total	14.26%	14.36%	15.39%
Tangible Common Equity/Tangible Assets	9.10%	9.00%	8.20%

Our Reputation Speaks for Itself…

•	Named to the prestigous Sandler O’Neill Sm-All Stars Class of 2013.

•	Superior Customer Service

    Consistently ranked high in customer satisfaction.

•	American Heart Association

    S&T honored recognized as a Gold Level Fit-Friendly Worksite in 2014.

•	AARP

    S&T voted one of the best employers for workers over 50 years old.

This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company’s latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.